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                                                                     Exhibit 5.1

                        [Letterhead of Baker & McKenzie]

June 1, 2001

Serena Software, Inc.
500 Airport Boulevard, 2nd Floor
Burlingame, California 94010-1904

         Re:      Serena Software, Inc.
                  Registration of Common Stock

Dear Sirs:

         Serena Software, Inc., a Delaware corporation (the "Company"), intends to file with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers a total of 2,562,500 shares of the Company's common stock, $.001 par value per share (the "Shares"), of which 1,927,500 shares are to be issued pursuant to the Company's Amended and Restated 1997 Stock Option and Incentive Plan, 575,000 shares are to be issued pursuant to the Company's 1999 Employee Stock Purchase Plan and 60,000 shares are to be issued pursuant to the Company's 1999 Director Option Plan (the "Plans").


         We have acted as counsel to the Company in connection with the preparation and filing of this Registration Statement. In rendering this opinion we have examined such corporate records, documents and instruments of the Company and such certificates of public officials, have received such representations from officers of the Company, and have reviewed such questions of law as in our judgment are necessary, relevant or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all corporate records, documents and instruments submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed, certified or photostatic copies thereof, and the authenticity of the originals of such photostatic, certified or conformed copies.

         Based upon such examination and review and upon representations made to us by officers of the Company, we are of the opinion that upon issuance and delivery in accordance with the terms and conditions of the respective Plans, and upon receipt by the Company of the full consideration for the Shares as determined pursuant to the respective Plans, the Shares will be legally issued, fully paid and nonassessable shares of common stock, $.001 par value per share, of the Company.

         This firm consents to the filing of this opinion as an exhibit to this Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                            Respectfully submitted,

                                            /s/ Baker & McKenzie